Exhibit 99.4

1UPX Supernus Pharmaceuticals, Inc. A Proposals — The Board of Directors recommend a vote FOR Proposals 1 – 3. 04BT2D 1. A proposal to adopt the Agreement and Plan of Merger, dated as of August 1, 2026 (as amended from time to time, the “Merger Agreement”) by and among Supernus, Indivior Pharmaceuticals, Inc., a Delaware corporation (“Indivior”), Artemis Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Indivior (“Merger Sub”), pursuant to which Merger Sub will merge with and into Supernus, with Supernus continuing as the surviving company and a wholly owned subsidiary of Indivior (the “Merger”), and, at the effective time of such Merger (the “Effective Time”), each share of common stock of Supernus, $0.001 par value per share (“Supernus Share”) issued and outstanding immediately prior to the Effective Time (other than certain excluded shares) will be converted into the right to receive 1.5401 shares of Indivior common stock, $0.001 par value per share 2. A proposal to approve, on a non-binding, advisory basis, certain compensation that (i) will become payable in connection with the Merger to, and (ii) may become payable upon a termination of, Supernus’ named executive officers in connection with the Merger For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 2026 Special Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 3. A proposal to approve one or more adjournments of the Supernus Special Meeting to a later date or time, if necessary or appropriate, including adjournments to permit the solicitation of additional votes or proxies in favor of the Supernus Merger Proposal if there are insufficient votes at the time of such adjournment to approve the Supernus Merger Proposal Online Go to www.investorvote.com/SUPN or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SUPN Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SUPN Notice of 2026 Special Meeting of Stockholders Proxy Solicited by Board of Directors for Special Meeting — October 15, 2026 Jack Khattar and Timothy Dec, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Supernus Pharmaceuticals, Inc. to be held on October 15, 2026 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the items 1-3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — Supernus Pharmaceuticals, Inc. C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The material is available at: www.investorvote.com/SUPN Special Meeting of Supernus Pharmaceuticals, Inc. Stockholders October 15, 2026, 10:00 a.m. Eastern Time Virtually via the Internet at meetnow.global/M2PFMD6 To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.